EXHIBIT 99.1

The Ryland Group, Inc.
News Release	www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Cathey Lowe, Senior Vice President, Finance
		Investor Relations	(818) 223-7530

Pam Krebs, Manager, Communications
		Media Relations	(818) 223-7591

RYLAND REPORTS 30.1 PERCENT INCREASE IN SECOND-QUARTER EPS,
INCREASES EARNINGS GUIDANCE FOR 2003

CALABASAS, Calif. (July 22, 2003) — The Ryland Group, Inc. (NYSE: RYL) today announced record results for its second quarter ended June 30, 2003, including the highest second-quarter consolidated net earnings, revenues, new orders, closings, backlog and earnings per share in its history. Highlights include:

•	Diluted earnings of $2.03 per share for the quarter ended June 30, 2003, representing an increase of 30.1 percent over the same period in the prior year

•	Revenues of $840.0 million for the quarter ended June 30, 2003, reflecting an increase of 24.4 percent over the quarter ended June 30, 2002

•	Gross profit margins from home sales of 21.8 percent for the quarter ended June 30, 2003, compared to 21.7 percent for the quarter ended June 30, 2002

•	Record quarterly new orders of 4,657 for the three months ended June 30, 2003, representing an increase of 21.2 percent over the quarter ended June 30, 2002

•	Record backlog at June 30, 2003 totaling $1,752.0 million, signifying the highest quarter-end backlog in the Company’s history and a 26.0 percent increase over the backlog at June 30, 2002

•	A decrease in average diluted common shares outstanding of approximately 2.0 million for the quarter ended June 30, 2003 versus the second quarter of 2002

•	A net long-term-debt-to-capital ratio of 30.8 percent at June 30, 2003, compared to 34.0 percent at June 30, 2002.

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RYLAND SECOND-QUARTER RESULTS

     “These record results were achieved through internal growth in existing and new markets executed by the strongest management team in the industry who are focused on selectively acquiring the homesites in strategic locations to sustain this growth,” said R. Chad Dreier, chairman, president and CEO, The Ryland Group, Inc. “Through our management team we are focused on the characteristics of the local markets in which we operate and how best to maximize our success in selling to the entry-level and move-up homebuyers in these markets.”

RECORD RESULTS HIGHLIGHT SECOND QUARTER

     The Company’s consolidated net earnings for the second quarter of 2003 were $54.0 million, or $2.03 per diluted share, compared to consolidated net earnings of $44.7 million, or $1.56 per diluted share, for the second quarter of 2002.

     The Company finished the second quarter of 2003 in a strong financial position. Its cash and cash equivalents totaled $315.5 million, and there were no borrowings outstanding against its revolving credit facility. In June 2003, the Company issued $150.0 million of 5.38 percent senior notes, the proceeds of which were used for general corporate purposes and to redeem $100.0 million of its 8.25 percent senior subordinated notes on July 11, 2003. Additionally, the Company increased its revolving credit facility by $100.0 million to $400.0 million in July 2003.

     The homebuilding segment reported its highest second-quarter pretax earnings in the Company’s history at $86.9 million. This represents a 20.9 percent rise over the $71.9 million reported for the second quarter of 2002. The increase over the prior year was primarily attributable to a higher closing volume and higher average closing prices of homes sold.

     Homebuilding revenues rose $157.9 million to $816.2 million for the second quarter of 2003, compared to the same period in the prior year. This was the result of a 9.3 percent increase in the average closing price of homes from $204,000 for the quarter ended June 30, 2002, to $223,000 for the quarter ended June 30, 2003, as well as a 14.3 percent increase in the number of closings (3,639 homes closed in the second quarter of 2003 versus 3,185 homes closed in the same quarter of 2002). Homebuilding revenues for the second quarter of 2003 included $6.0 million from land sales, compared to $9.8 million for the second quarter of 2002, which contributed net gains of $0.5 million and $1.5 million to pretax earnings in 2003 and 2002, respectively.

     New orders of 4,657 for the second quarter of 2003 represented a 21.2 percent increase, compared to new orders of 3,843 for the second quarter of 2002. The Company operated in 330 active communities at June 30, 2003, compared to 295 active communities at June 30, 2002. The Company’s backlog at the end of the second quarter of 2003 increased to 7,696 outstanding contracts from 6,491 outstanding contracts at June 30, 2002, a rise of 18.6 percent. The dollar value of the Company’s backlog at June 30, 2003, was $1,752.0 million, or an increase of 26.0 percent over that of June 30, 2002.

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RYLAND SECOND-QUARTER RESULTS

     “Ryland’s second quarter has, once again, been one for the record books, with our highest ever quarter-end backlog leaving us well positioned for continued success in the second half of 2003,” said Dreier. “We continue to improve the financial strength of the Company while organically growing our markets and selectively adding to our land inventory for future growth. We believe that Ryland’s strategy will provide a better value for our customers and a stronger company for our shareholders.”

     Gross profit margins from home sales averaged 21.8 percent in the second quarter of 2003, compared to 21.7 percent in the second quarter of 2002. Selling, general and administrative expenses, as a percentage of revenue, were 10.8 percent in the second quarter of 2003 versus 10.5 percent in the corresponding period in 2002. Selling, general and administrative expenses rose primarily as a result of increased incentive compensation for operations personnel, which was related to heightened earnings, and increasing insurance and litigation costs. Compared to the second quarter of the previous year, interest expense increased $0.9 million to $2.2 million in the second quarter of 2003. This was primarily attributable to the issuance of $150.0 million of 5.38 percent senior notes in June 2003 prior to the redemption of the 8.25 percent senior subordinated notes. The pretax homebuilding margin was 10.6 percent in the second quarter of 2003, compared to 10.9 percent in the second quarter of 2002.

     Corporate expenses were $14.5 million for the second quarter of 2003, compared to $8.3 million for the same period in the prior year. The rise in corporate expenses was primarily attributable to increased incentive compensation, which was due to the improvement of the Company’s financial results.

     The Company’s financial services segment reported pretax earnings of $17.7 million for the second quarter of 2003, compared to $11.3 million for the same period last year, due to a 35.6 percent increase in origination volume, a 34.0 percent rise in loan sales volume and higher profitability as a result of the recent interest rate environment. The number of mortgage originations rose by 24.2 percent during the second quarter of 2003 primarily due to the Company’s growth in the number of homebuilder closings, as well as to an increase in capture rate of these closings. The capture rate of mortgages originated for customers of the homebuilding segment rose to 87.8 percent from 81.7 percent in the second quarter of 2002.

     “Ryland Mortgage continues its contribution to the Company’s profitability while serving as an invaluable resource to our customers and our homebuilding operations,” said Dreier. “Over 85 percent of our homebuyers are choosing to finance their homes through Ryland Mortgage, which demonstrates the success of our mortgage business and the level of service it provides, together with our related title, escrow and insurance services, to our customers.”

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RYLAND SECOND-QUARTER RESULTS

NEW RECORDS ESTABLISHED FOR THE FIRST HALF OF 2003

     Consolidated net earnings for the six months ended June 30, 2003, increased 30.4 percent to $92.2 million, or $3.46 per diluted share, from $70.7 million, or $2.48 per diluted share, for the six months ended June 30, 2002.

     The Company’s homebuilding segment reported its highest first-half pretax earnings of $149.7 million for the six months ended June 30, 2003, compared to $115.2 million for the same period in the prior year. Homebuilding revenues rose $273.1 million to $1,457.3 million for the six months ended June 30, 2003, compared to $1,184.2 million for the comparable period in the previous year. Homebuilding revenues for the six months ended June 30, 2003, included revenues of $8.0 million from land sales, compared to $14.3 million for the six months ended June 30, 2002, contributing net gains of $1.0 million and $2.5 million to pretax earnings, respectively. Housing gross profit margins rose to 21.3 percent for the six months ended June 30, 2003, versus 20.8 percent for the same period in 2002. The Company closed 6,589 homes for the six months ended June 30, 2003, an increase of 15.9 percent, compared with 5,686 homes closed for the six months ended June 30, 2002. New orders were 8,917 for the six months ended June 30, 2003, compared with 7,600 for the six months ended June 30, 2002.

     The financial services segment, which includes Ryland Mortgage Company and its title, escrow and insurance services, reported pretax earnings of $30.1 million for the six months ended June 30, 2003, representing an increase of $10.4 million, or 52.8 percent, compared with pretax earnings of $19.7 million for the same period last year.

STOCK REPURCHASE PROGRAM

     The Company repurchased 495,500 shares of its common stock during the second quarter of 2003 and 1.0 million shares year-to-date. The Company currently has Board authorization to purchase an additional 1.9 million shares.

NEW EARNINGS GUIDANCE

     Given its results for the second quarter of 2003, the Company anticipates that earnings for the fiscal year ending December 31, 2003, will exceed $8.00 per share.

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RYLAND SECOND-QUARTER RESULTS

     With headquarters in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company. The Company, which currently operates in 26 markets across the country, has built more than 210,000 homes and financed over 180,000 mortgages since its founding in 1967.

Note: Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various factors and assumptions that include such risks and uncertainties as the completion and profitability of sales reported; the market for homes generally and in areas where the Company operates; the availability and cost of land; changes in economic conditions and interest rates; an increase in raw materials and labor costs; consumer confidence; government regulation; and general economic, business and competitive factors, all or each of which may cause actual results to differ from the statements made in this press release.

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Five financial-statement pages follow.

CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
The Ryland Group, Inc. and subsidiaries
(in thousands, except share data)

	Three months ended June 30,		Six months ended June 30,

	2003	2002	2003	2002

REVENUES
Homebuilding	$816,168	$658,304	$1,457,335	$1,184,244
Financial services	23,863	17,072	42,372	30,492

TOTAL REVENUES	840,031	675,376	1,499,707	1,214,736

EXPENSES
Homebuilding
Cost of sales	639,170	516,188	1,147,005	938,024
Selling, general and administrative	87,885	68,973	157,190	127,728
Interest	2,236	1,262	3,401	3,277

Total homebuilding expenses	729,291	586,423	1,307,596	1,069,029
Financial services
General and administrative	5,876	5,097	11,491	9,445
Interest	320	669	804	1,389

Total financial services expenses	6,196	5,766	12,295	10,834
Corporate expenses	14,472	8,319	26,125	17,089

TOTAL EXPENSES	749,959	600,508	1,346,016	1,096,952
Earnings before taxes	90,072	74,868	153,691	117,784
Tax expense	36,028	30,162	61,476	47,114

NET EARNINGS	$54,044	$44,706	$92,215	$70,670

NET EARNINGS PER COMMON SHARE
Basic	$2.17	$1.65	$3.68	$2.63
Diluted	$2.03	$1.56	$3.46	$2.48
AVERAGE COMMON SHARES OUTSTANDING
Basic	24,961,543	27,103,278	25,058,679	26,925,588
Diluted	26,599,952	28,643,968	26,635,256	28,477,835

CONSOLIDATED BALANCE SHEETS
The Ryland Group, Inc. and subsidiaries
(in thousands, except share data)

	June 30,	December 31,
	2003	2002

	(unaudited)
ASSETS
Homebuilding
Cash and cash equivalents	$312,144	$266,577
Housing inventories
Homes under construction	731,470	575,794
Land under development and improved lots	508,766	524,218
Consolidated inventory not owned	7,439	—

Total inventories	1,247,675	1,100,012
Property, plant and equipment	42,174	40,479
Purchase price in excess of net assets acquired	18,185	18,185
Other	58,288	58,252

	1,678,466	1,483,505

Financial Services
Cash and cash equivalents	3,363	2,868
Mortgage-backed securities and notes receivable	34,335	42,583
Other	38,994	38,163

	76,692	83,614

Other Assets
Net deferred taxes	39,284	36,830
Other	71,816	53,802

TOTAL ASSETS	1,866,258	1,657,751

LIABILITIES
Homebuilding
Accounts payable and other liabilities	312,821	300,168
Long-term debt	640,500	490,500
Liabilities associated with consolidated inventory not owned	2,062	—

	955,383	790,668

Financial Services
Accounts payable and other liabilities	22,095	23,718
Short-term notes payable	34,242	43,145

	56,337	66,863

Other Liabilities	110,995	120,141

TOTAL LIABILITIES	1,122,715	977,672

MINORITY INTEREST	4,072	—

STOCKHOLDERS’ EQUITY
Common stock, $1.00 par value:
Authorized - 80,000,000 shares
Issued - 24,876,787 shares (25,260,343 for 2002)	24,877	25,260
Retained earnings	713,092	653,461
Accumulated other comprehensive income	1,502	1,358

TOTAL STOCKHOLDERS’ EQUITY	739,471	680,079

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,866,258	$1,657,751

Stockholders’ equity per common share	$29.73	$26.92

SEGMENT INFORMATION (unaudited)
The Ryland Group, Inc. and subsidiaries
(in thousands)

	Three months ended June 30,		Six months ended June 30,

	2003	2002	2003	2002

Earnings before taxes
Homebuilding	$86,877	$71,881	$149,739	$115,215
Financial services	17,667	11,306	30,077	19,658
Corporate	(14,472)	(8,319)	(26,125)	(17,089)

Total	$90,072	$74,868	$153,691	$117,784

HOMEBUILDING OPERATIONAL DATA (unaudited)
The Ryland Group, Inc. and subsidiaries

	North	Texas	Southeast	West	Total

For the three months ended June 30,
New Orders (units)
2003	1,282	1,016	1,396	963	4,657
2002	1,026	938	1,139	740	3,843

Closings (units)
2003	1,161	834	956	688	3,639
2002	1,026	794	912	453	3,185

Average Closing Price (in thousands)
2003	$256	$157	$205	$269	$223
2002	$223	$153	$193	$268	$204

For the six months ended June 30,
New Orders (units)
2003	2,463	2,027	2,646	1,781	8,917
2002	2,192	1,859	2,197	1,352	7,600

Closings (units)
2003	2,122	1,463	1,766	1,238	6,589
2002	1,893	1,382	1,628	783	5,686

Average Closing Price (in thousands)
2003	$253	$158	$203	$260	$220
2002	$226	$154	$194	$274	$206

Outstanding Contracts at June 30,
Units
2003	2,087	1,523	2,671	1,415	7,696
2002	1,936	1,548	2,038	969	6,491

Dollars (in millions)
2003	$543	$247	$569	$393	$1,752
2002	$458	$242	$410	$281	$1,391

Average Price (in thousands)
2003	$260	$162	$213	$278	$228
2002	$236	$157	$201	$290	$214

FINANCIAL SERVICES SUPPLEMENTAL INFORMATION (unaudited)
The Ryland Group, Inc. and subsidiaries
(in thousands)

	Three months ended June 30,		Six months ended June 30,

RESULTS OF OPERATIONS	2003	2002	2003	2002

Revenues
Net gains on sales of mortgages and mortgage servicing rights	$15,405	$10,188	$26,958	$18,842
Title/escrow/insurance	4,413	3,161	8,050	5,760
Net origination fees	2,715	1,896	4,470	2,074
Interest
Mortgage-backed securities and notes receivable	1,144	1,619	2,407	3,377
Other	238	207	482	434

Total interest	1,382	1,826	2,889	3,811
Other	(52)	1	5	5

Total revenues	23,863	17,072	42,372	30,492
Expenses
General and administrative	5,876	5,097	11,491	9,445
Interest	320	669	804	1,389

Total expenses	6,196	5,766	12,295	10,834

Pretax earnings	$17,667	$11,306	$30,077	$19,658

OPERATIONAL DATA
Retail operations:
Originations (units)	3,061	2,464	5,484	4,393
Ryland Homes closings as a percentage of total closings	98.7%	98.3%	98.5%	97.7%
Ryland Homes origination capture rate	87.8%	81.7%	86.7%	80.8%
Investment operations:
Mortgage-backed securities and notes receivable average balance	$35,036	$52,560	$36,882	$54,809